Exhibit 99.1

Zevia Announces Second Quarter 2022 Results

Net Sales Increased 33% to $46 Million

Reaffirming 2022 Net Sales Guidance of $177 Million to $182 Million

LOS ANGELES – August 11, 2022 (BUSINESS WIRE) – Zevia PBC (“Zevia” or the “Company”) (NYSE: ZVIA), the company disrupting the liquid refreshment beverage industry with great tasting, zero sugar beverages made with simple, plant-based ingredients, today reported results for the second quarter ended June 30, 2022.

Second Quarter 2022 Highlights

•
Net sales increased 33% year over year to $45.5 million
•
Unit volume increased 30% year over year to 3.9 million equivalized cases
•
Gross profit margin of 38.1%
•
Net loss was $14.8 million, or $0.28 per diluted share to Zevia’s Class A Common stockholders, including $8.0 million of non-cash equity-based compensation expense
•
Adjusted EBITDA loss was $6.4 million(1)

“Our second quarter net sales outpaced expectations and grew 33%, ahead of our guidance of $41 million to $43 million, driven largely by volume growth, reflecting strong momentum for the Zevia brand. Growth was balanced across channels as we continued to expand our distribution with new and existing customers,” said Amy Taylor, President and Chief Executive Officer of Zevia. “Our initiatives around pricing, mix and pack optimization are gaining traction, which should drive margin expansion in the back half while also helping to mitigate inflationary cost pressures.”

“Consumers are choosing Zevia because they love the taste and trust our brand. We are growing at a rate twice that of the beverage category and have grown our user base faster than ever, adding 1.4 million of our 7.8 million households in the last 12 months. This growth accelerates our impact as we continue to focus on improving global health by making great-tasting, zero sugar beverages with plant-based ingredients. As we sharpen our strategic focus and continue to work to drive growth and momentum towards profitability, we have added several key leaders in recent months to strengthen our capabilities and execution in critical financial, operational and commercial areas. Based on our strong performance in the second quarter and our confidence in the trajectory of our business, we are also reaffirming our 2022 net sales guidance of $177-$182 million.”

Second Quarter Results

Net sales increased 33% to $45.5 million in the second quarter of 2022 compared to $34.4 million in the second quarter of 2021. Growth in second quarter net sales was primarily attributable to a 30% increase in volume driven by increased distribution and consumer demand coupled with strategic price increases and optimized promotional investments.

Gross profit improved to $17.4 million for the second quarter of 2022, a 7% increase compared to $16.2 million in the second quarter of 2021, primarily driven by net sales growth partially offset by increased expenses. Gross profit margin of 38.1% was down slightly on a sequential basis and compared to 47.3% in the year earlier period. The decline in gross profit margin was primarily due to the impact of broad-based inflationary pressures.

(1) Adjusted EBITDA is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate this measure and a reconciliation thereof to the most directly comparable GAAP measure.

Selling and marketing expense was $13.9 million, or 30.6%, of net sales in the second quarter of 2022 compared to $10.7 million, or 31.2%, of net sales in the second quarter of 2021. The increase was primarily due to higher freight and warehousing costs largely due to increases in equivalized cases produced and sold, broad-based inflation, and higher freight costs partially offset by a decrease in marketing spend largely due to shift in timing and increased efficiency of marketing programs.

General and administrative expense was $9.8 million, or 21.6%, of net sales in the second quarter of 2022 compared to $6.0 million, or 17.4%, of net sales in the second quarter of 2021. The increase was a result of higher headcount and personnel to support growth and associated public company costs.

Equity-based compensation, a non-cash expense, was $8.0 million in the second quarter of 2022, of which $3.8 million related to restricted stock unit awards which were accelerated upon retirement of certain senior management employees.

Net loss for the second quarter of 2022 was $14.8 million, or $0.28 per diluted share to Zevia’s Class A Common stockholders.

Adjusted EBITDA loss was $6.4 million in the second quarter of 2022, compared to an Adjusted EBITDA loss of $0.4 million in the second quarter of 2021. Adjusted EBITDA is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate this measure and a reconciliation thereof to the most directly comparable GAAP measure.

Balance Sheet and Cash Flows

As of June 30, 2022, the Company had $49.6 million in cash and cash equivalents and short-term investments and no outstanding debt. During the first six months of fiscal 2022, cash used in operating activities was $19.6 million compared to essentially breakeven during the first six months of 2021. The Company spent $1.6 million on capital expenditures during the first six months of fiscal 2022 to support its growth initiatives compared to capital expenditures of $2.0 million during the first six months of 2021.

2022 Guidance

The Company is maintaining its guidance for the full year of 2022 and continues to expect net sales to be in the range of $177 million to $182 million, an increase of 28% to 32% versus 2021. For the third quarter of 2022, net sales are expected to be in the range of $46 million to $48 million, an increase of 18% to 23% compared to the third quarter of 2021.

Webcast

The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss this earnings release. Investors and other interested parties may listen to the webcast of the conference call by logging on via the Investor Relations section of Zevia’s website at https://investors.zevia.com/ or directly here. A replay of the webcast will be available for approximately thirty (30) days following the call.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “seek,” “pursue,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, statements regarding anticipated growth, distribution, velocity, pricing and costs. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the ability to develop and maintain our brand, change in consumer preferences, pricing factors, the impact of inflation on our sales growth and cost structure such as increased commodity, packaging, transportation and freight, warehouse, labor and other input costs and other economic, competitive and governmental factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the U.S. Securities and Exchange Commission for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

About Zevia

Zevia PBC, a Delaware public benefit corporation designated as a “Certified B Corporation,” is focused on addressing the global health challenges resulting from excess sugar consumption by offering a broad portfolio of zero sugar, zero calorie, naturally sweetened beverages. All Zevia® beverages are made with a handful of simple, plant-based ingredients, contain no artificial sweeteners, and are Non-GMO Project verified, gluten-free, Kosher, vegan and zero sodium. As of the second quarter of 2022, Zevia is distributed in more than 31,000 retail locations in the U.S. and Canada through a diverse network of major retailers in the food, drug, mass, natural and ecommerce channels.

(ZEVIA-F)

Contacts

Media

Annie Samuelson

Edelman

713-299-4115

Annie.Samuelson@edelman.com

Investors

Reed Anderson

ICR

646-277-1260

Reed.Anderson@icrinc.com

ZEVIA PBC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$45,542	$34,352	$83,576	$65,046
Cost of goods sold	28,168	18,112	51,581	34,618
Gross profit	17,374	16,240	31,995	30,428
Operating expenses:
Selling and marketing	13,928	10,703	26,723	18,691
General and administrative	9,818	5,978	19,947	11,654
Equity-based compensation	8,043	36	16,944	73
Depreciation and amortization	328	230	679	474
Total operating expenses	32,117	16,947	64,293	30,892
Loss from operations	(14,743)	(707)	(32,298)	(464)
Other (expense) income, net	(44)	(42)	38	(38)
Loss before income taxes	(14,787)	(749)	(32,260)	(502)
Provision for income taxes	(9)	—	(21)	—
Net loss and comprehensive loss	(14,796)	(749)	(32,281)	(502)
Net loss attributable to Zevia LLC prior to the Reorganization Transactions	—	749	—	502
Loss attributable to noncontrolling interest	3,706	—	10,293	—
Net loss attributable to Zevia PBC	$(11,090)	$—	$(21,988)	$—

Net loss per share attributable to common stockholders
Basic	$(0.28)	N/A	$(0.57)	N/A
Diluted	$(0.28)	N/A	$(0.57)	N/A

Weighted average common shares outstanding
Basic	40,167,570	N/A	38,523,985	N/A
Diluted	40,167,570	N/A	38,523,985	N/A

ZEVIA PBC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$49,648	$43,110
Short-term investments	—	30,000
Accounts receivable, net	17,115	9,047
Inventories	33,924	31,501
Prepaid expenses and other current assets	2,079	3,421
Total current assets	102,766	117,079
Property and equipment, net	4,710	3,664
Right-of-use assets under operating leases, net	1,049	211
Intangible assets, net	3,638	3,738
Other non-current assets	575	301
Total assets	$112,738	$124,993
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$16,539	$13,492
Accrued expenses and other current liabilities	7,947	6,705
Current portion of operating lease liabilities	685	236
Total current liabilities	25,171	20,433
Operating lease liabilities, net of current portion	368	1
Total liabilities	25,539	20,434

Stockholders' equity
Class A common stock	43	34
Class B common stock	25	30
Additional paid-in capital	183,239	174,404
Accumulated deficit	(67,974)	(45,986)
Total Zevia PBC stockholder's equity	115,333	128,482
Noncontrolling interests	(28,134)	(23,923)
Total equity	87,199	104,559
Total liabilities and equity	$112,738	$124,993

ZEVIA PBC

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2022	2021
Operating activities:
Net loss	$(32,281)	$(502)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash lease expense	312	275
Depreciation and amortization	679	474
Loss on sale of equipment	3	8
Amortization of debt issuance cost	25	17
Equity-based compensation	16,944	73
Changes in operating assets and liabilities:
Accounts receivable, net	(8,068)	(2,473)
Inventories	(2,423)	(1,744)
Prepaid expenses and other assets	1,371	350
Accounts payable	2,976	3,693
Accrued expenses and other current liabilities	1,242	95
Operating lease liabilities	(334)	(303)
Net cash used in operating activities	(19,554)	(37)
Investing activities:
Proceeds from maturities of securities	30,000	—
Purchases of property and equipment	(1,557)	(2,031)
Net cash provided by (used in) investing activities	28,443	(2,031)
Financing activities:
Proceeds from revolving line of credit	—	64,308
Repayment of revolving line of credit	—	(64,308)
Payment of debt issuance costs	(328)	—
Minimum tax withholding paid on behalf of employees for net share settlement	(2,130)	—
Proceeds from exercise of common units	—	10
Proceeds from exercise of stock options	107	—
Payment of deferred IPO costs	—	(3,829)
Distribution to unitholders for tax payments	—	(2,669)
Net cash used in financing activities	(2,351)	(6,488)
Net change from operating, investing, and financing activities	6,538	(8,556)
Cash and cash equivalents at beginning of period	43,110	14,936
Cash and cash equivalents at end of period	$49,648	$6,380

Use of Non-GAAP Financial Information

We use Adjusted EBITDA, a financial measure that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s management believes that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net income (loss) adjusted to exclude: (1) other income (expense), net, which includes interest (income) expense, foreign currency (gains) losses, and (gains) losses on disposal of fixed assets, (2) provision (benefit) for income taxes, (3) depreciation and amortization, and (4) equity-based compensation. Adjusted EBITDA may in the future also be adjusted for amounts impacting net income related to the Tax Receivable Agreement liability and other infrequent and unusual transactions.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of equity-based compensation expense, including the potential dilutive impact thereof, and (4) it does not reflect other non-operating expenses, including interest (income) expense, foreign currency (gains) losses and (gains) losses on disposal of fixed assets. In addition, our use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA alongside other financial measures, including our net loss or income and other results stated in accordance with GAAP.

The following table presents a reconciliation of net loss, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Net loss and comprehensive loss	$(14,796)	$(749)	$(32,281)	$(502)
Other expense (income), net*	44	42	(38)	38
Provision for income taxes	9	—	21	—
Depreciation and amortization	328	230	679	474
Equity-based compensation	8,043	36	16,944	73
Adjusted EBITDA	$(6,372)	$(441)	$(14,675)	$83

* Includes interest (income) expense, foreign currency (gains) losses, and (gains) losses on disposal of fixed assets.